EXHIBIT 10.37

Record and return to:

Principal Life Insurance Company

c/o Principal Real Estate Investors, LLC

801 Grand Avenue

Des Moines, IA  50392-1360

ATTN:  Erin Coghlan

DEED OF TRUST, SECURITY AGREEMENT

ASSIGNMENT OF RENTS AND FIXTURE FILING

THE NOTE SECURED BY THIS DEED OF TRUST CONTAINS AN

ADJUSTABLE INTEREST RATE

755498

A.

THIS DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND FIXTURE FILING (as the same may from time to time hereafter be modified, supplemented or amended, this "Deed of Trust") is made as of January 19, 2007, by and between VMS NATIONAL PROPERTIES, an Illinois general partnership, having its principal place of business and post office address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, as "Borrower" ("Borrower" to be construed as "Borrowers" if the context so requires), Brenda S. Tyler, of 801 Grand Avenue, Des Moines, Iowa, as "Trustee", and PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, as "Lender".

WITNESSETH:

B.

THAT Borrower is justly indebted to Lender for money borrowed (the "Loan") in the principal sum of Forty-Nine Million and 00/100 Dollars ($49,000,000.00) (the "Loan Amount"),

evidenced by Borrower's secured promissory note in the principal amount of $29,000,000.00 and

Borrower's secured promissory note in the principal amount of $20,000,000.00, with each of said notes bearing even date herewith, made payable and delivered to Lender (as may be modified,

amended, supplemented, extended or consolidated in writing and any note(s) issued in exchange therefor or replacement thereof) (collectively, the "Note"), in which Borrower promises to pay to

Lender the Loan Amount, together with all accrued and unpaid interest thereon, interest accrued at the Default Rate (if any), Late Charges (if any), the Make Whole Premium (if any), and all

other obligations and liabilities due or to become due to Lender pursuant to the Loan Documents and all other amounts, sums and expenses paid by or payable to Lender pursuant to the Loan

Documents but excluding the Environmental Indemnity (collectively the "Indebtedness") until the Indebtedness has been paid, but in any event, the unpaid principal balance (if any) remaining due on the Note shall be due and payable on February 1, 2012 (the "Maturity Date") or such earlier date resulting from the acceleration of the Indebtedness by Lender.  Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the other Loan

Documents.  Each secured promissory note is equally and ratably secured by this Deed of Trust,

without priority of one over the other.

C.

NOW, THEREFORE, to secure the payment of the Indebtedness in accordance with the terms and conditions of the Loan Documents, and all extensions, modifications, and renewals thereof and the performance of the covenants and agreements contained therein, and also to secure the payment of any and all other Indebtedness, direct or contingent, that may now or hereafter become owing from Borrower to Lender in connection with the Loan Documents, and in consideration of the Loan Amount in hand paid, receipt of which is hereby acknowledged, Borrower does by these presents irrevocably grant, transfer and assign in trust with power of sale and right of entry and possession unto Trustee, its successors and assigns forever, that certain real estate and all of Borrower's estate, right, title and interest therein, located in the county of San Mateo, state of California, more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), which Land, together with the following described property, rights and interests, is collectively referred to herein as the "Premises".

D.

Together with Borrower's interest as lessor in and to all Leases and all Rents, which are pledged primarily and on a parity with the Land and not secondarily.

E.

Together with all and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, direct flow, ditch, reservoir, well and other water rights, whether or not adjudicated, whether tributary or nontributary and whether evidenced by deed, water stock, permit or otherwise, sewer rights, rights in trade names, licenses, permits and contracts, and all other rights, liberties and privileges of any kind or character in any way now or hereafter appertaining to the Land, including but not limited to, homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof.

F.

Together with the right in the case of foreclosure hereunder of the encumbered property for Lender to take and use the name by which the buildings and all other improvements situated on the Premises are commonly known and the right to manage and operate the said buildings under any such name and variants thereof.

G.

Together with all right, title and interest of Borrower in any and all buildings and improvements of every kind and description now or hereafter erected or placed on the said Land and all materials intended for construction, reconstruction, alteration and repairs of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises, and all fixtures now or hereafter owned by Borrower and attached to or contained in and used exclusively in connection with the Premises including, but not limited to, all machinery, motors, elevators, fittings, radiators, awnings, shades, screens, all gas and electric fixtures, appliances (including without limitation, ranges, rangetops, ovens, stoves, cooking apparatus and appurtenances, dishwashers, refrigerators, trash compactors, microwaves, washers, dryers, and garbage disposals), water heaters, mirrors, mantels, carpeting and all other floor coverings, window coverings and treatments, cable television equipment, water softeners, storm sashes, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; and all items of furniture, furnishings, equipment and personal property owned by Borrower used exclusively in the operation of the Premises; and all renewals or replacements of all of the aforesaid property owned by Borrower or articles in substitution therefor, whether or not the same are or shall be attached to said buildings or improvements in any manner (collectively, the "Improvements"); it being mutually agreed, intended and declared that all the aforesaid property owned by Borrower and placed by it on the Land or used exclusively in connection with the operation or maintenance of the Premises shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Deed of Trust to be Land and covered by this Deed of Trust, and as to any of the property aforesaid which does not form a part and parcel of the Land or does not constitute a "fixture" (as such term is defined in the Uniform Commercial Code ("UCC")), this Deed of Trust and the other Loan Documents (the terms of which grant a security interest in personal property or real property, the proceeds of which may become personal property) are each hereby deemed to be, as well, a security agreement under the UCC for the purpose of creating a security interest in all items, including, but not limited to, all property and rights which Borrower may grant, assign, bargain, sell, transfer, set over, deliver, or otherwise convey to Lender, as secured party, under the terms of this Deed of Trust or any of the other Loan Documents, including any and all proceeds thereof (as used herein, Borrower shall mean "Debtor" under the UCC and Lender shall mean "Secured Party" under the UCC).  Borrower hereby appoints Lender as its attorney-in-fact to execute such documents necessary to perfect Lender's security interest and authorizes Lender at any time until the Indebtedness is paid in full, to prepare and file, at Borrower's expense, any and all UCC financing statements, amendments, assignments, terminations and the like, necessary to create and/or maintain a prior security interest in such property all without Borrower's execution of the same.  Furthermore, upon a default under the Loan Documents, Lender will, in addition to all other remedies provided for in the Loan Documents, have the remedies provided for under the UCC in effect in the state in which the Premises is located.

H.

Together with all right, title and interest of Borrower, now or hereafter acquired, in and to any and all strips and gores of land adjacent to and used in connection with the Premises and all right, title and interest of Borrower, now owned or hereafter acquired, in, to, over and under the ways, streets, sidewalks and alleys adjoining the Premises.

I.

Together with all funds now or hereafter held by Lender under any property reserves agreement (including any proceeds derived from any letter of credit) or escrow security agreement or under any of the terms hereof or of the Loan Documents, including but not limited to funds held under the provisions of paragraph 5 hereof.

J.

Together with all of Borrower's payment intangibles, letter of credit rights, interest rate cap agreements, tenant in common agreement rights, and any other contract rights of Borrower related in any manner to the ownership, operation, or management of the Premises, as well as any and all supporting obligations, and all proceeds, renewals, replacements and substitutions thereof.

K.

Together with all funds, accounts and proceeds thereof relating to the Premises whether or not such funds, accounts or proceeds thereof are held by Lender under the terms of any of the Loan Documents, including, but not limited to bankruptcy claims of Borrower against any tenant at the Premises, and any proceeds thereof; proceeds of any Rents, insurance proceeds from all insurance policies required to be maintained by Borrower under the Loan Documents and all awards, decrees, proceeds, settlements or claims for damage now or hereafter made to or for the benefit of Borrower by reason of any damage to, destruction of or taking of the Premises or any part thereof, whether the same shall be made by reason of the exercise of the right of eminent domain or by condemnation or otherwise (a "Taking").

L.

TO HAVE AND TO HOLD the same unto Trustee, Trustee's successors and assigns, upon the trusts, covenants and agreements herein expressed.

M.

Borrower represents that it is the absolute owner in fee simple of the Premises described in Exhibit A, which Premises are free and clear of any liens or encumbrances except as set forth in the loan policy of title insurance for the Premises issued to Lender, and except for taxes which are not yet due or delinquent.  Borrower shall forever warrant and defend the title to the Premises against all claims and demands of all persons whomsoever and will on demand execute any additional instrument which may be required to give Trustee a valid first lien on all of the Premises, subject to the "Permitted Encumbrances" set forth in the loan policy of title insurance for the Premises issued to Lender.

N.

Borrower further represents that (i) the Premises is not subject to any casualty damage; (ii) Borrower has not received any written notice of any eminent domain or condemnation proceeding affecting the Premises; (iii) all leasing broker fees and commissions payable by Borrower with respect to the Lease(s) have been paid in full, in cash or other form of immediately available funds; (iv) to the best of Borrower's knowledge, following due and diligent inquiry, there are no actions, suits or proceedings pending, completed or threatened against or affecting Borrower or any person or entity owning an interest (directly or indirectly) in Borrower ("Interest Owner(s)") or any property of Borrower or any Interest Owner in any court or before any arbitrator of any kind or before or by any governmental authority (whether local, state, federal or foreign) that, individually or in the aggregate, could reasonably be expected by Lender to be material to the transaction contemplated hereby and (v) the Premises and the intended uses thereof are in compliance with all applicable laws, regulations and ordinances, including without limitation, the Americans with Disabilities Act of 1990 (42 U.S.C. §12101, et seq.), the Federal Architectural Barriers Act (42 U.S.C. §3601, et seq.), the Fair Housing Amendments Act of 1988 (42 U.S.C. §3601, et seq.), and the Rehabilitation Act of 1973 (29 U.S.C. §794) and any amendments, modifications or supplements thereto.

O.

Borrower further represents and warrants that as of the date hereof and until the Indebtedness is paid in full

(a)

Borrower and each person or entity owning an interest in Borrower is not and will not be (i) identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), (ii) a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States;

(b)

none of the funds or other assets of Borrower constitute or will constitute property of, or are or will be beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined);

(c)

no Embargoed Person has or will have any interest of any nature whatsoever in Borrower (whether directly or indirectly);

(d)

none of the funds of Borrower have been or will be derived from any unlawful activity with the result that the investment in Borrower is prohibited by law or that the Loan Documents are in or will be in violation of law,

(e)

Borrower has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower is prohibited by law or Borrower is in violation of law;

(f)

Borrower has complied and will continue to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect;

(g)

Borrower has not and will not use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Lender under the Loan Documents

Borrower will immediately notify Lender in writing if any of the representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached.  In addition, Borrower will, at the request of Lender, provide such information as may be requested by Lender to determine Borrower's compliance with the terms hereof.

P.

Borrower further represents and warrants that as of the date hereof and until the Indebtedness is paid in full: (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA; (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; (iii) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA; (iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans; (v) Borrower has made and will continue to make all required contributions to all employee benefit plans, if any, established for or on behalf of Borrower or to which Borrower is required to contribute; (vi) Borrower has and will continue to administer each such plan, if any, in accordance with its terms and the applicable provisions of ERISA and any other federal or state law; and (vii) Borrower has not and will not permit any liability under Sections 4201, 4243, 4062 or 4069 of Title IV of ERISA or taxes or penalties relating to any employee benefit plan or multi-employer plan to become delinquent or assessed, respectively, which would have a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or Environmental Indemnity, or (iii) the value of the Premises.

BORROWER COVENANTS AND AGREES AS FOLLOWS:

1.

Borrower shall

(a)

pay each item of Indebtedness secured by this Deed of Trust when due according to the terms of the Loan Documents;

(b)

pay a Late Charge on any payment of principal, interest, Make Whole Premium or Indebtedness which is not paid on or before the due date thereof to cover the expense involved in handling such late payment;

(c)

pay on or before the due date thereof any indebtedness permitted to be incurred by Borrower pursuant to the Loan Documents and any other claims which could become a lien on the Premises (unless otherwise specifically addressed in paragraph 1(e) hereof), and upon request of Lender exhibit satisfactory evidence of the discharge thereof;

(d)

complete within a reasonable time, the construction of any Improvements now or at any time in process of construction upon the Land;

(e)

manage, operate and maintain the Premises and keep the Premises, including but not limited to, the Improvements, in good condition and repair and free from mechanics' liens or other liens or claims for liens, provided however, that Borrower may in good faith, with reasonable diligence and upon written Notice to Lender within thirty (30) days after Borrower has knowledge of such lien or claim, contest the validity or amount of any such lien or claim and defer payment and discharge thereof during the pendency of such contest in the manner provided by law, provided that (i) such contest may be made without the payment thereof; (ii) such contest shall prevent the sale or forfeiture of the Premises or any part thereof, or any interest therein, to satisfy such lien or claim; (iii) Borrower shall have obtained a bond over such lien or claim from a bonding company acceptable to Lender which has the effect of removing such lien or collection of the claim or lien so contested; and (iv) Borrower shall pay all costs and expenses incidental to such contest; and further provided, that in the event of a final, non-appealable ruling or adjudication adverse to Borrower, Borrower shall promptly pay such claim or lien, shall indemnify and hold Lender and the Premises harmless from any loss or damage arising from such contest and shall take whatever action necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to the Lender;

(f)

comply, and cause each lessee or other user of the Premises to comply, with all requirements of law and ordinance, and all rules and regulations, now or hereafter enacted, by authorities having jurisdiction of the Premises and the use thereof, including but not limited to all covenants, conditions and restrictions of record pertaining to the Premises, the Improvements, and the use thereof (collectively, "Legal Requirements");

(g)

subject to the provisions of paragraph 6 hereof, promptly repair, restore or rebuild any Improvements now or hereafter a part of the Premises which may become damaged or be destroyed by any cause whatsoever, so that upon completion of the repair, restoration and rebuilding of such Improvements, there will be no liens of any nature arising out of the construction and the Premises will be of substantially the same character and quality as it was prior to the damage or destruction;

(h)

if other than a natural person, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and, if other than its state of formation, the state where the Premises is located.  Borrower shall notify Lender at least thirty (30) days prior to (i) any relocation of Borrower's principal place of business to a different state or any change in Borrower's state of formation, and/or (ii) if Borrower is an individual, any relocation of Borrower's principal residence to a different state;

(i)

do all things necessary to preserve and keep in full force and effect Lender's title insurance coverage insuring the lien of this Deed of Trust as a first and prior lien, subject only to the Permitted Encumbrances stated in the title insurance policy issued to Lender and any other exceptions after the date of this Deed of Trust approved in writing by Lender, including without limitation, delivering to Lender not less than 30 days prior to the effective date of any rate adjustment, modification or extension of the Note or any other Loan Document, any new policy or endorsement which may be reasonably required to assure Lender of such continuing coverage;

(j)

execute any and all documents which may be required to perfect the security interest granted by this Deed of Trust; and

(k)

comply and cause the Premises and the intended uses thereof to comply with all laws, rules, and regulations affecting the Premises or any portion thereof or any use thereof and, upon request by Lender, provide Lender with such evidence as may be reasonably required by Lender to confirm such compliance, such evidence to include, without limitation, letters, licenses, permits, certificates and other correspondence from the appropriate governmental authorities, and opinions or certifications from architects or engineers.  The laws, regulations and ordinances with which compliance should be evidenced include, in addition to the foregoing and without limitation, the following:  building codes, health and environmental protection laws, erosion control ordinances, federal statutes, doing business and/or licensing laws and zoning laws (the evidence submitted as to zoning should include the zoning designation made for the Premises, the permitted uses of the Premises under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks).

(l)

deliver to Lender, at Borrower’s expense, on March 1, 2009, a mold investigation report prepared by a consultant acceptable to Lender which, among other things, details the then current condition of the Premises with regard to any allergen, irritant, mold, fungus, bacteria, contaminate or similar substance or material as well as current and historic compliance of the Premises with the AIMCO Risk Management Mold and Mildew Guidelines dated June 24, 2003.  The mold investigation report shall be subject to Lender’s review and approval.

(m)

in the event Permitted Transfer (viii) of paragraph 2(f) occurs, remain a Single-Asset Entity;

As used herein, the term Single-Asset Entity means:

a corporation, limited or general partnership, limited liability company, or business trust which, at all times until the Indebtedness is paid in full (i) will not have any other assets other than the Premises, cash and marketable securities, and (ii) will not create, assume, incur, guarantee or become liable for debt, obligations, or performance of obligations for the benefit of any other person or entity except for liabilities incurred in the normal operation of the Premises (other than liabilities secured by the Premises).

2.

Borrower shall not:

(a)

except as required by applicable Legal Requirements, construct any building or structure nor make any alteration or addition (other than normal repair and maintenance) to (i) the roof or any structural component of any Improvements on the Premises, or (ii) the building operating systems, including but not limited to, the mechanical, electrical, heating, cooling, or ventilation systems (other than replacement with equal or better quality and capacity), without the prior written consent of Lender not to be unreasonably withheld;

(b)

remove or demolish any material Improvements, or any portion thereof, which at any time constitutes a part of the Premises.

Notwithstanding anything hereinabove to the contrary, Borrower may construct, remove or demolish tenant improvements within the then existing building(s) or other structures to the extent such work is required solely under the terms of any Leases approved by Lender provided (i) no Event of Default exists under the Loan Documents; (ii) the work is completed on a timely basis, in a good, workmanlike, lien-free manner and in accordance with all Legal Requirements, and (iii) such work does not negatively affect the structural integrity of the Improvements or the value of the Premises;

(c)

cause or permit any change to be made in the general use of the Premises without Lender's prior written consent;

(d)

initiate any or acquiesce to a zoning reclassification or material change in zoning without Lender's prior written consent.  Borrower shall use all reasonable efforts to contest any such zoning reclassification or change;

(e)

make or permit any use of the Premises that could with the passage of time result in the creation of any right of use, or any claim of adverse possession or easement on, to or against any part of the Premises in favor of any person or entity or the public;

(f)

allow any of the following to occur (unless a Permitted Transfer):

(i)

a Transfer of all or any portion of the Premises or any interest in the Premises;

(ii)

a Transfer of any ownership interest in Borrower or any entity which owns, directly or indirectly, an interest in Borrower at any level of the ownership structure; or

(iii)

in addition to (i) and (ii) above, if the Borrower is a trust, or if a trust owns an interest, directly or indirectly, in any entity which owns an interest in Borrower at any level of the ownership structure, the addition, deletion or substitution of a trustee of such trust.

If any of such events occur, it shall be null and void and shall constitute an Event of Default under the Loan Documents.

It is understood and agreed that the Indebtedness evidenced by the Note is personal to Borrower and in accepting the same Lender has relied upon what it perceived as the willingness and ability of Borrower to perform its obligations under the Loan Documents and the Environmental Indemnity and as lessor under the Leases of the Premises.  Furthermore, Lender may consent to a Transfer and expressly waive Borrower's covenants contained in this paragraph 2(f), in writing to Borrower; however any such consent and waiver shall not constitute any consent or waiver of such covenants as to any Transfer other than that for which the consent and waiver was expressly granted.  Furthermore, Lender's willingness to consent to any Transfer and waive Borrower's covenants contained in this paragraph 2(f), implies no standard of reasonableness in determining whether or not such consent shall be granted and the same may be based upon what Lender solely deems to be in its best interest.

For purposes of the Loan Documents, the following terms shall have the respective meanings set forth below:

"Transfer" or "Transferred" shall mean with respect to the Premises, an interest in the Premises, or an ownership interest or interest therein:

(i)

a sale, assignment, transfer, conveyance or other disposition (whether voluntary, involuntary or by operation of law);

(ii)

the creation, sufferance or granting of any lien, encumbrance, security interest or collateral assignment (whether voluntarily, involuntarily or by operation of law), other than the lien hereof, the leases of the Premises assigned to Lender, the Permitted Encumbrances and those liens which Borrower is contesting in accordance with the provisions of paragraph 1(e);

(iii)

the issuance or other creation of ownership interests in an entity;

(iv)

the reconstitution or conversion from one entity to another type of entity;

(v)

a merger, consolidation, reorganization or any other business combination; or

(vi)

a conversion to or operation of all or any portion of the Premises as a cooperative or condominium form of ownership.

"Permitted Transfer" shall mean:

(i)

a minor (as determined by Lender) conveyance of an interest in the Premises by Borrower, such as a utility easement, and for which Lender has given its prior written consent and imposed such conditions as Lender deems advisable and appropriate;

(ii)

a sale, assignment, transfer or conveyance of all or any portion of the Premises or an interest in the Premises for which Borrower has complied with all of the Property Transfer Requirements;

(iii)

any of the following Transfers for which Borrower has complied with all of the Ownership Transfer Requirements as applicable and Lender has given its prior written consent (and in connection with such consent, Lender may impose any conditions it wishes in its reasonable discretion);

(A)

a sale, assignment, transfer, or conveyance of an ownership interest or interest therein;

(B)

the issuance or other creation of ownership interests in an entity;

(C)

a reconstitution or conversion from one entity to another type of entity;

(D)

a merger, consolidation, reorganization or any other business combination;

(iv)

transfers of general partner interest in Borrower between VMS National Residential Portfolio I and VMS National Residential Portfolio II ("Borrower Interest Owners") for which Borrower has complied with all of the Specific Transfer Requirements I;

(v)

transfers of general partner interests in Borrower that represent less than 49%, individually or in the aggregate, of all ownership interests in Borrower to individuals or entities other than Borrower

Interest Owners for which Borrower has complied with all of the Specific Transfer Requirements II;

(vi)

Borrower's right to obtain mezzanine financing for which Borrower has complied with all the Mezzanine Financing Requirements;

(vii)

any assumption of less than 100% of the limited partnership interests in Borrower Interest Owners by any affiliate of AIMCO REIT for which Borrower has complied with all of the Specific Transfer Requirements III;

(viii)

conversion of the Borrower to a Single Asset Entity (as defined in paragraph 1(l)) wholly owned by AIMCO REIT and/or AIMCO OP and transfer of the Premises to said Single Asset Entity for which Borrower has complied with all of the Specific Transfer Requirements IV;

(ix)

a transfer of any general partnership interest in Borrower to a Qualified REIT Subsidiary, as defined in Section 856(i)(2) of the Internal Revenue Code of 1986, 100% owned by AIMCO REIT or to a Qualified REIT Subsidiary, as defined in Section 856(e)(1) of the Internal Revenue Code of 1986, 100% owned by AIMCO OP for which Borrower has complied with all of the Specific Transfer Requirements V;

(ix)

a transfer of shares of common stock, limited partnership interests or other beneficial or ownership interests or other forms of securities in AIMCO REIT or AIMCO OP (defined below), and the issuance of all varieties of convertible debt, equity and other similar securities of AIMCO REIT or AIMCO OP, and the subsequent transfer of such securities; provided, however, that no Change of Control (defined below) occurs as a result of such transfer, either upon such transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

(x)

The issuance by AIMCO REIT or AIMCO OP of additional common stock, limited partnership interests or other beneficial or ownership interests, convertible debt, equity and other similar securities, and the subsequent transfer of such convertible debt or securities; provided, however, that no Change of Control occurs as the result of such transfer, either upon such transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

(xi)

So long as AIMCO REIT owns 100% of the stock of AIMCO-LP, Inc. and AIMCO-GP, Inc. (and AIMCO-GP, Inc. remains the general partner of AIMCO OP), a transfer of limited partnership interests that results in AIMCO-LP, Inc. owning not less than 50.1% of the limited partnership interests in AIMCO OP.

For purposes of this Permitted Transfer Section, the following terms shall be defined as follows:

(A)

"Change of Control" shall mean the earliest to occur of (1) the date an Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than forty percent (40%) of the total Voting Equity Capital of AIMCO REIT then outstanding, or (2) the date on which AIMCO REIT shall cease to hold (whether directly or indirectly through a wholly owned intermediary entity such as AIMCO-LP, Inc. or AIMCO-GP, Inc.) at least 50.1% of the limited partnership interests in AIMCO OP, or (3) the date on which AIMCO REIT shall cease for any reason to hold (whether directly or indirectly) (i) the interests in the Managing General Partner held as of the date of this Deed of Trust (as evidenced by organizational charts and documents submitted to Lender as of such date) and (ii) the Controlling Interest(s) in the Borrower, or (4) the replacement (other than solely by reason of retirement at age sixty-five or older, death or disability) of more than 50% (or such lesser percentage as is required for decision making by the board of directors of trustees, if applicable) of the members of the board of directors (or trustee, if applicable) of AIMCO REIT over a one-year period where such replacement shall not have been approved by a vote of at least a majority of the board of directors (or trustees, if applicable) of AIMCO REIT then still in office who either were members of such board of directors (or trustees, if applicable) at the beginning of such one year period or whose election as members of the board of directors (or trustees, if applicable) was previously so approved.

(B)

"Acquiring Person" shall mean a "person" or, group of "persons" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended. However, notwithstanding the foregoing, "Acquiring Person" shall not be deemed to include any member of the Borrower Control Group unless such member has, directly or indirectly, disposed of, sold or otherwise transferred to, or encumbered or restricted (whether by means of voting trust agreement or otherwise) for the benefit of an Acquiring Person, all or any portion of the Voting Equity Capital of AIMCO RElT directly or indirectly owned or controlled by such member or such member directly or indirectly votes all or any portion of the Voting Equity Capital of AIMCO REIT, directly or indirectly, owned or controlled by such member for the taking of any action which, directly or indirectly constitutes or would result in a Change of Control, in which event such member of the Borrower Control Group shall be deemed to constitute an Acquiring Person to the extent of the Voting Equity Capital of AIMCO REIT owned or controlled by such member.

(C)

"Borrower Control Group" shall mean a majority of the Board of Directors of AIMCO REIT.

(D)

A "Person" shall mean an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

(E)

"Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

(F)

"Controlling Interest(s)" shall mean (i) with respect to a partnership, such majority and/or managing general partner interests which, together with a majority of limited partnership interests if necessary for consent purposes, vest in the holder of such interests the sale power, right and authority to control the day to day operations of the Borrower; including, without limitation, the authority to manage, operate and finance the Premises, (ii) with respect to a corporation, the number of shares which entitle the holder to elect a majority of the board of directors of the Borrower, and (iii) with respect to a limited liability company, such majority and/or managing member interests as vest in the holder of such interests the sole power, right and authority to control the day to day operations of the Borrower; including, without limitation, the authority to manage, operate and finance the Premises.

(G)

"AIMCO REIT" shall mean Apartment Investment and Management Company, a corporation organized and existing under the laws of the State of Maryland.

(H)

"AIMCO OP" shall mean AIMCO Properties, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

(I)

"Managing General Partner" shall mean the entity executing this Deed of Trust on behalf of the Borrower and/or its successors or assigns in interest.

(J)

"Voting Equity Capital" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors (or Persons performing similar functions).

"Property Transfer Requirements" are all of the following:

1.

Prior review and approval of the proposed purchaser or other transferee and the subject transaction by Lender, at Lender's reasonable discretion.  Review of the proposed purchaser or other transferee and the subject transaction shall encompass various factors, including, but not limited to, the proposed purchaser's or other transferee's creditworthiness, financial strength, and real estate management and leasing expertise as well as the proposed transaction's effect on the Premises, the Borrower, and other security for the Loan;

2.

Payment to Lender of an assumption fee equal to one percent (1%) of the principal balance of the Note; provided, however, that Lender will require up to $15,000.00 of such fee to be paid at the beginning of Lender's review process, and such sum shall be nonrefundable and earned upon receipt by Lender whether or not the transaction is ultimately completed or Lender ultimately approves the proposed purchaser or other transferee;

3.

Receipt, at Borrower's expense, of either (at Lender's discretion) a new ALTA standard loan policy or an endorsement updating the Lender's existing loan policy in the full amount of the Loan, in form and by an issuer satisfactory to Lender, and which insures this Deed of Trust to be a first and prior lien subject only to those exceptions which were previously approved by Lender and provides coverage against usury and mechanic's liens;

4.

Receipt by Lender of copies of all relevant information and documentation relating to or required by Lender in connection with the proposed transfer including but not limited to (a) the organizational documents of the proposed transferee and an opinion of counsel satisfactory to Lender as to its due formation, valid existence and authority to enter into and carry out the proposed transaction; (b) the deeds or other instruments of transfer and documents relating to the assignment and assumption of Leases; (c) evidence of compliance with the insurance requirements contained in the Loan Documents; and (d) compliance with such other closing requirements as are customarily imposed by Lender in connection with such transactions;

5.

Execution, delivery, acknowledgment and recordation, as applicable, of new, revised and/or replacement assumption agreements, loan modification agreements, indemnification agreements, escrow security or property reserves agreements, security instruments, financing statements, UCCs, new or revised letters of credit and/or guarantees in form and substance reasonably satisfactory to Lender;

6.

Payment of outside counsel fees and costs, other applicable professional's fees and costs, taxes, recording fees and the like, and any other fees and costs incurred; and

7.

Receipt by Lender of 60 days advance written notice of the proposed Transfer in question.

"Ownership Transfer Requirements" are all of the Property Transfer Requirements which Lender deems appropriate in its reasonable discretion, as well as a reasonable processing fee to be determined by Lender; provided, however, that (i) with respect to item 2 of the Property Transfer Requirements, the 1% fee shall be prorated (subject, however, to a $15,000 minimum) based on Lender's calculation of the effective percentage interest in Borrower transferred, and (ii) item 3 of the Property Transfer Requirements shall be required, at Lender's reasonable discretion, only in the event of (A) a merger, consolidation, reorganization or any other business combination, or (B) a reconstitution or conversion from one entity to another type of entity.

"Specific Transfer Requirements I" are all of the following:

1.

AIMCO REIT (as defined below) and/or AIMCO OP (as defined below) (collectively) retain 20% indirect ownership interest in and retain management and control of Borrower and there is no change in the management and day-to-day operations at the Premises, unless otherwise approved by Lender;

2.

Lender receives notice of such transfer within thirty (30) days of the consummation of such transfer; and

3.

Lender receives an organizational chart for Borrower which includes ownership breakdowns for all entity levels and is certified by Borrower as true and correct.

Specific Transfer Requirements II are all of the following:

1.

AIMCO REIT and/or AIMCO OP (collectively) retain 20% indirect ownership interest in and retain management and control of Borrower and there is no change in the management and day-to-day operations at the Premises, unless otherwise approved by Lender;

2.

Lender receives notice of such transfer within thirty (30) days of the consummation of such transfer along with the organizational documents of the transferee;

3.

At Lender's option, Lender receives an acceptable background and credit check, at Borrower's cost, for the proposed transferee if said proposed transferee's interest in Borrower will equal or exceed 20%;

4.

At Lender's option, Lender receives an acceptable OFAC report (research of the Office of Foreign Assets Control "Watched" companies list), at Borrower's cost;

5.

Lender receives an organizational chart for Borrower which includes ownership breakdowns for all entity levels and is certified by Borrower as true and correct; and

6.

Lender receives payment of an assumption fee equal to the greater of: (a) one-half percent (0.5%) of the outstanding principal balance of the Note prorated based on Lender's calculation of the effective percentage interest in Borrower transferred; or (b) $3,000.00.

Specific Transfer Requirements III are all of the following:

1.

AIMCO REIT and/or AIMCO OP (collectively) retain 20% indirect ownership interest in and retain management and control of Borrower and there is no change in the management and day-to-day operations at the Premises, unless otherwise approved by Lender;

2.

Lender receives notice of such transfer within thirty (30) days of the consummation of such transfer;

3.

Lender receives an organizational chart for Borrower which includes ownership breakdowns for all entity levels and is certified by Borrower as true and correct; and

4.

Lender receives a processing fee of $500.00.

Specific Transfer Requirements IV are all of the following:

1.

Property Transfer Requirements 3-7; and

2.

Lender receives a processing fee of $3,000.00.

Specific Transfer Requirements V are all of the following:

1.

AIMCO REIT and/or AIMCO OP (collectively) retain 20% indirect ownership interest in and retain management and control of Borrower and there is no change in the management and day-to-day operations at the Premises, unless otherwise approved by Lender;

2.

Lender receives notice of such transfer within thirty (30) days of the consummation of such transfer along with the organizational documents of the transferee;

3.

At Lender's option, Lender receives an acceptable background and credit check, at Borrower's cost, for the proposed transferee if said proposed transferee's interest in Borrower will equal or exceed 20%;

4.

At Lender's option, Lender receives an acceptable OFAC report (research of the Office of Foreign Assets Control "Watched" companies list), at Borrower's cost;

5.

Lender receives an organizational chart for Borrower which includes ownership breakdowns for all entity levels and is certified by Borrower as true and correct; and

6.

Lender receives payment of a processing fee of $1,000.00.

"Mezzanine Financing Requirements" are all of the following:

(i)

no Event of Default has occurred under the Loan Documents;

(ii)

the mezzanine borrower may not be Borrower;

(iii)

the mezzanine debt is used solely to reimburse the mezzanine borrower for the costs associated with the repair and/or improvement of the Premises subject to the terms and conditions of the Loan Documents;

(iv)

the combined outstanding Indebtedness on the Loan and proposed mezzanine financing does not exceed eighty percent (80%) of the appraised value of the Premises as calculated by Lender at the time of funding of the mezzanine financing or at Lender's option as established by an appraisal of the Premises prepared by an MAI appraiser approved by Lender and in form and substance acceptable to Lender, which appraisal shall be paid for by Borrower;

(v)

a minimum of 1.05 debt service coverage, based on a 30-year amortization schedule, is maintained.  The debt service coverage shall be the annual net cash flow (annual net operating income after deduction for tenant improvements, leasing commissions, annual replacement reserves and a management fee) divided by the total annual installment payments due under the Note secured hereby and on any proposed mezzanine financing including accrued or capitalized interest.  Only net operating income from approved executed leases in effect on the Premises with no uncured defaults shall be used in Lender's determination of the annual net cash flow;

(vi)

the only security for the mezzanine financing is a pledge of ownership interests in Borrower or an owner of Borrower, directly or indirectly and such financing does not encumber nor result in any lien or charge upon or against the Premises or the Rents; and

(vii)

Lender's reasonable approval of the mezzanine lender as well as any successor or assign of mezzanine lender, any of which must be an institutional lender;

(viii)

Lender's reasonable approval of the mezzanine financing loan documents;

(ix)

Execution by the mezzanine lender of an inter-creditor agreement in form and substance acceptable to Lender;

(x)

neither Guarantor nor Borrower may be a guarantor of the mezzanine financing;

(xi)

at Lender's option, if required by the procedures promulgated by any rating agency(s) associated with a securitization transaction, evidence in writing to the effect that such mezzanine financing will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to the obtaining of the mezzanine financing issued in connection with the applicable securitization transaction;

(xii)

Borrower pays to Lender a reasonable fee for the handling and processing of such financing and reimburses Lender for all costs and expenses incurred by Lender, including but not limited to outside counsel fees and costs; and

(xiii)

the right to obtain mezzanine debt is personal to VMS National Properties and any successor borrower directly or indirectly wholly owned by AIMCO REIT and/or AIMCO OP and may not be exercised by any successor or assign of Borrower other than a successor borrower directly or indirectly wholly owned by AIMCO REIT and/or AIMCO OP.

(g)

allow all or any portion of the Premises to be operated as or converted to a cooperative or condominium form of ownership;

(h)

amend, alter, modify, terminate or assign that certain Property Management Agreement by and between Borrower, and NHPMN Management, LP dated January 1, 2003 as amended by Amendment of Management Agreement dated November 9, 2006, now in existence or any subsequent agreement hereafter entered into with respect to the Premises (the "Property Management Agreement");

(i)

permit the property and leasing manager to assign or sell the Property Management Agreement; or

(j)

replace the current property and leasing manager or Property Management Agreement without the prior consent of Lender.

3.

(a)

Borrower shall pay or cause to be paid when due and before any penalty attaches or interest accrues all general taxes, special taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), utility charges, water charges, sewer service charges, common area maintenance charges, if any, vault or space charges and all other like charges against or affecting the Premises or against any property or equipment located on the Premises, or which might become a lien on the Premises, and shall, within 15 days following Lender's request, furnish to Lender a duplicate receipt of such payment.  If any such tax, assessment or charge may legally be paid in installments, Borrower may, at its option, pay such tax, assessment or charge in installments.

(b)

If Borrower desires to contest any tax, assessment or charge relating to the Premises, Borrower may do so by paying the same in full, under protest, in the manner provided by law; provided, however, that

(i)

if contest of any tax, assessment or charge may be made without the payment thereof, and

(ii)

such contest shall have the effect of preventing the collection of the tax, assessment or charge so contested and the sale or forfeiture of the Premises or any part thereof or any interest therein to satisfy the same, then Borrower may in its discretion and upon the giving of written notice to Lender of its intended action and upon the furnishing to Lender of such security or bond as Lender may require, contest any such tax, assessment or charge in good faith and in the manner provided by law.  All costs and expenses incidental to such contest shall be paid by Borrower.  In the event of a ruling or adjudication adverse to Borrower, Borrower shall promptly pay such tax, assessment or charge.  Borrower shall indemnify and save harmless the Lender and the Premises from any loss or damage arising from any such contest and shall, if necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to Lender, pay such tax, assessment or charge or take whatever action is necessary to prevent any sale, forfeiture or loss.

4.

(a)

Borrower shall at all times keep or cause to be kept in force (i) property insurance insuring all Improvements which now are or hereafter become a part of the Premises for perils covered by a causes of loss-special form insurance policy, including coverage against terrorism and containing replacement cost, ordinance and law and agreed amount endorsements or equivalent coverage; (ii) commercial general liability insurance naming Lender as an additional insured protecting Borrower and Lender against liability for bodily injury or property damage occurring in, on or adjacent to the Premises, with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with not less than a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance of not less than Fifteen Million Dollars ($15,000,000); (iii) boiler and machinery insurance if the property has a boiler or is an office building; (iv) rental value insurance for the perils specified herein for one hundred percent (100%) of the Rents (including operating expenses, real estate taxes, assessments and insurance costs which are lessee's liability) for a period of twelve (12) months; (v) builders risk insurance during all periods of construction; and (vi) insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood.

(b)

All insurance (including deductibles and exclusions) shall be in form, content and amounts reasonably approved by Lender and written by an insurance company or companies approved by Lender and rated A-, class size VIII or better in the most current issue of Best's Insurance Reports and which is licensed to do business in the state in which the Premises are located or a governmental agency or instrumentality approved by Lender.  The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and permitting Lender to collect any and all proceeds payable thereunder and shall include a 30 day (except for nonpayment of premium, in which case, a 10 day) notice of cancellation clause in favor of Lender.  All certificates of insurance (or duplicate originals of policies if requested by Lender) shall be delivered to and held by Lender as further security for the payment of the Note and any other obligations arising under the Loan Documents, with evidence of renewal coverage delivered to Lender at least 30 days before the expiration date of any policy.  Borrower shall not carry or permit to be carried separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required in the Loan Documents.

5.

(a)

Upon the occurrence of an Event of Default, Borrower shall deposit with and pay to Lender, on each payment date specified in the Note, sums calculated by Lender for payment of the following as they become due and payable:  (i) the estimated taxes and assessments assessed or levied against the Premises, and (ii) the estimated premiums for insurance required by the Loan Documents, excluding commercial general liability insurance.  Lender shall use such deposits to pay the taxes, assessments and premiums when the same become due.  Borrower shall procure and deliver to Lender, in advance, statements for such charges.  If the total payments made by Borrower under this paragraph exceed the amount of payments actually made by Lender for taxes, assessments and insurance premiums, such excess shall be credited by Lender on subsequent deposits to be made by Borrower.  If, however, the deposits are insufficient to pay the taxes, assessments and insurance premiums when the same shall be due and payable, Borrower will pay to Lender any amount necessary to make up the deficiency, five (5) business days before the date when payment of such taxes, assessments and insurance premiums shall be due.  If at any time Borrower shall tender to Lender, in accordance with the provisions of the Note secured by this Deed of Trust, full payment of the entire Indebtedness represented thereby, Lender shall, in computing the amount of such Indebtedness, credit to the account of Borrower any balance remaining in the funds accumulated and held by Lender under the provisions of this paragraph.  If there is an Event of Default resulting in a public sale of the Premises, or if Lender otherwise acquires the Premises after an Event of Default, Lender shall apply, at the time of commencement of such proceedings, or at the time the Premises is otherwise acquired, the balance then remaining in the funds accumulated under this paragraph as a credit toward any delinquent or accrued taxes and then in such priority as Lender elects to the other Indebtedness.

(b)

Any funds held under this paragraph shall not constitute any deposit or account of the Borrower or moneys to which the Borrower is entitled upon demand, or upon the mere passage of time.  Lender shall not be required to segregate such deposits and may hold such deposits in its general account or any other account and may commingle such deposits with any other moneys of Lender or moneys which Lender is holding on behalf of any other person or entity.

6.

In the event of any damage to or destruction of the Premises, or any part thereof:

(a)

Borrower will immediately notify Lender thereof in the manner provided in this Deed of Trust for the giving of notices.  Lender shall have the right (which may be waived by Lender in writing) to settle and adjust any claim under such insurance policies required to be maintained by Borrower.  In all circumstances, the proceeds thereof shall be paid to Lender and Lender is authorized to collect and to give receipts therefor.  Borrower agrees and acknowledges that such proceeds shall be held by Lender without any allowance of interest and that in any bankruptcy proceeding of Borrower, all such proceeds shall be deemed to be "Cash Collateral" as that term is defined in Section 363 of the Bankruptcy Code.  Provided that no Event of Default exists, Borrower shall have the right to participate in any settlement or adjustment; provided, however, that any settlement or adjustment where the aggregate amount of such proceeds equals or exceeds $500,000 shall be subject to the written approval of Lender, not to be unreasonably withheld.

(b)

Such proceeds, after deducting therefrom any reasonable expenses incurred by Lender in the collection thereof (including but not limited to reasonable attorneys' fees and costs), shall be applied by Lender to pay the Indebtedness secured hereby including, but not limited to the Make Whole Premium, whether or not then due and payable, provided, however, that if no Event of Default exists at the time of such application or the application occurs during the Open Period, no Make Whole Premium shall be due.

Notwithstanding anything hereinabove to the contrary,

(i)

in the event the casualty occurs more than three (3) months prior to the Maturity Date and no Event of Default exists, Lender shall apply such proceeds as follows outlined below; provided, further, that Lender's rights in this subparagraph are subject to Borrower's rights to use such proceeds for rebuilding and restoring the buildings and improvements as may be required or permitted by law in effect at the time of the loss:

(A)

If the aggregate amount of such proceeds is less than $500,000, Lender shall pay such proceeds directly to Borrower, to be held in trust for Lender and applied to the cost of rebuilding and restoring the Premises.

(B)

If the aggregate amount of such proceeds equals or exceeds $500,000 Lender shall disburse such amounts of the proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises, subject to the conditions set forth in 6(c) below.

(ii)

in the event (x) an Event of Default exists, or (y) the casualty occurs during the last three (3) months prior to the Maturity Date and Lender determines that the repair and restoration of such casualty cannot be completed prior to the Maturity Date, or (z) the conditions set forth in 6(c) are not met, then Lender, in its sole and absolute discretion may either:

(A)

declare the entire Indebtedness to be immediately due and payable, provided, however, that if no Event of Default exists or the loan term is in the Open Period, no Make Whole Premium shall be due.  All proceeds shall be applied toward payment of the Indebtedness in such priority as Lender elects; or

(B)

disburse such proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises subject to those conditions set forth in 6(c) which Lender in its sole and absolute discretion may require.

(c)

(i)

In the event that Borrower is to be reimbursed out of the insurance proceeds or out of any award or payment received with respect to a Taking, Lender shall from time to time make available such proceeds, subject to the following conditions: (a) there continues to exist no Event of Default; (b) the delivery to Lender of satisfactory evidence of the estimated cost of completion of such repair and restoration work and any architect's certificates, waivers of lien, contractor's sworn statements, and other evidence of cost and of payment and of the continued priority of the lien hereof over any potential liens of mechanics and materialmen (including, without limitation, title policy endorsements) as Lender may reasonably require and approve; (c) the time required to complete the repair and restoration work and for the income from the Premises to return to the level it was prior to the loss will not exceed the coverage period of the rental value insurance required hereunder; (d) the annual net operating income shall equal or exceed 1.20 times the annual debt service on the Note.  Only net operating income from approved executed Leases in effect on the Premises, with no uncured defaults, shall be used in Lender's determination of the annual net operating income; (e) Lender approves the plans and specifications of such work before such work is commenced if the estimated cost of rebuilding and restoration exceeds 25% of the Indebtedness or involves any structural changes or modifications, which approval shall not be unreasonably withheld; (f) if the amount of any insurance proceeds, award or other payment is insufficient to cover the cost of restoring and rebuilding the Premises, Borrower shall pay such cost in excess of such proceeds, award or other payment before being entitled to reimbursement out of such funds; (g) Borrower pays to Lender a non-refundable processing fee equal to the greater of $5,000.00 or .25% of the amount of such proceeds within sixty (60) days of the occurrence of any such damage or destruction and before Lender disburses any proceeds; and (h) such other conditions to such disbursements, in Lender's reasonable discretion, as would be customarily required by a construction lender doing business in the area where the Premises is located or which are otherwise required by any rating agency rating a securitization transaction with respect to the Loan.

(ii)

No payment made by Lender prior to the final completion of the repair or restoration work shall, together with all payments theretofore made, exceed 90% of the cost of such work performed to the time of payment, and at all times the undisbursed balance of said proceeds shall be at least sufficient to pay for the cost of completion of such work free and clear of all liens.  Any proceeds remaining after payment of the cost of rebuilding and restoration shall be paid to Borrower so long as no Event of Default has occurred and is continuing.

(iii)

Repair and restoration of the Premises shall be commenced promptly after the occurrence of the loss and shall be prosecuted to completion diligently, and the Premises shall be so restored and rebuilt to substantially the same character and quality as prior to such damage and destruction and shall comply with all Legal Requirements.

(d)

Should such damage or destruction occur after foreclosure or sale proceedings have been instituted, the proceeds of any such insurance policy or policies, if not applied in rebuilding or restoration of the

Improvements, shall be used to pay (i) the Indebtedness then due and owing in the event of a non-judicial sale in such priority as Lender elects, or (ii) the amount due in accordance with any decree of foreclosure or deficiency judgment that may be entered in connection with such proceedings, and the balance, if any, shall be paid to the owner of the equity of redemption if it shall then be entitled to the same, or otherwise as any court having jurisdiction may direct.

7.

In the event of the commencement of a Taking affecting the Premises:

(a)

Borrower shall notify Lender thereof in the manner provided in this Deed of Trust for the giving of notices.  Lender may participate in such proceeding, and Borrower shall deliver to Lender all documents requested by it to permit such participation.

(b)

Borrower shall cause the proceeds of any award or other payment made relating to a Taking, to be paid directly to Lender.  Lender, in its sole and absolute discretion: (i) may apply all such proceeds to pay the Indebtedness in such priority as Lender elects, provided however, that if no Event of Default exists at the time of such application no Make Whole Premium shall be due; or (ii) subject to and in accordance with the provisions set forth in paragraph 6(c) above, may disburse such amounts of the proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises.

Notwithstanding anything herein above to the contrary, provided no Event of Default exists, Lender agrees to disburse the proceeds received from any Inconsequential Taking, as hereinafter defined, to Borrower for the repair and/or replacement of the Premises.  An Inconsequential Taking shall be a Taking which (i) results in less than $100,000 in proceeds; (ii) does not, in Lender's determination, materially or adversely affect the Improvements, parking, access, ingress, egress or use of the Premises; and (iii) does not trigger any rights or options of tenants under the Leases.

8.

If by the laws of the United States of America or of any state or governmental subdivision having jurisdiction over Borrower or of the Premises or of the Loan evidenced by the Loan Documents or any amendments or modifications thereof, any tax or fee is due or becomes due or is imposed upon Lender in respect of the issuance of the Note hereby secured or the making, recording and registration of this Deed of Trust or otherwise in connection with the Loan Documents, the Environmental Indemnity or the Loan, except for Lender's income or franchise tax, Borrower covenants and agrees to pay such tax or fee in the manner required by such law, and to hold harmless and indemnify Trustee and Lender, their successors and assigns, against any liability incurred by reason of the imposition of any such tax or fee.

9.

(a)

Upon the occurrence of any Event of Default, Lender may, but need not, make any payment or perform any act herein required of Borrower, in any form and manner deemed expedient and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting said Premises, or contest any tax or assessment.  All moneys paid for any of the purposes herein authorized and all reasonable expenses paid or incurred in connection therewith, including but not limited to, reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal, and any other money advanced by Lender to protect the Premises and the lien hereof, shall be so much additional Indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the Default Rate from the date of expenditure or advance until paid.

(b)

In making any payment hereby authorized relating to taxes or assessments or for the purchase, discharge, compromise or settlement of any prior lien, Lender may make such payment according to any bill, statement or estimate secured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof or without inquiry as to the validity or amount of any claim for lien which may be asserted.

10.

If one or more of the following events (herein called an "Event of Default" or "Events of Default" as the context so requires) shall have occurred:

(a)

failure to pay when due any principal, interest, Make Whole Premium or other Indebtedness, utilities, taxes or assessments or insurance premiums required pursuant to the Loan Documents or the Environmental Indemnity, and such failure shall have continued for 5 days; or

(b)

Borrower, Interest Owner or any guarantor voluntarily brings or acquiesces to any of the following:  (A) any action for dissolution, act of dissolution or dissolution or the like of Borrower, Interest Owner or any guarantor under the Federal Bankruptcy Code as now or hereafter constituted; (B) the filing of a petition or answer proposing the adjudication of Borrower, Interest Owner or any guarantor as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to any present or future federal or state bankruptcy or similar law; or (C) the appointment by order of a court of competent jurisdiction of a receiver, trustee or liquidator of the Premises or any part thereof or of Borrower, Interest Owner or any guarantor or of substantially all of the assets of Borrower, Interest Owner or any guarantor; or

(c)

one or more of the items set forth in paragraph 10(b) above occur which were either not (i) voluntarily brought by Borrower, Interest Owner or any guarantor or (ii) acquiesced in by Borrower, Interest Owner or any guarantor, and which are not discharged or dismissed within 90 days after the action, filing or appointment, as the case may be; or

With respect to the matters in (b) and (c) above for an Interest Owner only, no Event of Default shall occur until an interested party or Interest Owner asserts a claim or right against Borrower or the Premises which delays or otherwise affects Lender's rights, remedies, or interests granted under the Loan Documents (whether or not such assertion is successful).

(d)

with respect to the matters not described in the other subparagraphs of this paragraph 10, failure to duly observe or perform any covenant, condition or agreement of the Borrower or any guarantor contained in this Deed of Trust, the Guaranty, the Note or the Assignment of Leases from Borrower to Lender or in any other instrument or agreement which evidences or secures the Loan (the "Loan Documents"), but excluding the Environmental Indemnity or in the Environmental Indemnity, and such failure shall have continued for 30 days after Notice specifying such failure is given by Lender to Borrower; or

If any failure to observe or perform under (d) above shall be of such nature that it cannot be cured or remedied within 30 days, Borrower shall be entitled to a reasonable period of time to cure or remedy such failure (not to exceed 90 days following the giving of Notice), provided Borrower commences the cure or remedy thereof within the 30 day period following the giving of Notice and thereafter proceeds with diligence, as determined by Lender, to complete such cure or remedy.

With respect to the matters in (d), no Event of Default shall occur if the failure to observe or perform will not have a Material Adverse Effect as such term is defined below.

"Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or Environmental Indemnity or (iii) the value of (x) the Collateral taken as a whole or (y) the Premises.

(e)

the failure of Borrower to duly observe or perform any of the covenants, conditions and agreements of the Borrower contained in paragraph 2(f) of this Deed of Trust and to cure such failure within ten (10) days following Borrower’s receipt of Notice of such failure; provided, however, that Borrower shall only be granted said 10 day cure period if the failure to observe or perform is a curable event and the granting of said cure period will not have a Material Adverse Effect; or

(f)

any representation when made by or on behalf of Borrower, Interest Owner or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or the Environmental Indemnity or in any material written information provided by or on behalf of Borrower, Interest Owner or any guarantor in connection with the Loan shall prove to be untrue or inaccurate in any material respect; or

(g)

the failure of Borrower to give Notice to Lender within 90 days after the death of any individual who is personally liable for any obligation under the Loan Documents or the Environmental Indemnity, as Borrower, indemnitor or guarantor, whether or not such individual had executed the Note or this Deed of Trust; or

(h)

subject to the provisions of paragraph 2(f), the failure of Borrower to provide Lender with an assumption agreement in form and substance and executed by a person(s) or entity(ies) acceptable to Lender in its sole discretion to assume the obligations of any deceased individual who is personally liable for any obligation under the Loan Documents or the Environmental Indemnity, as Borrower, indemnitor or guarantor, whether or not such individual had executed the Note or this Deed of Trust, and such failure shall have continued for 90 days after the death of such individual;

(i)

all or any portion of the Premises is operated as or converted to a cooperative or condominium form of ownership; or

then, in each and every such case, the whole of said principal sum hereby secured shall, at the option of the Lender and without further notice to Borrower, become immediately due and payable together with accrued interest thereon, a Make Whole Premium calculated in accordance with the provisions of the Loan Documents and all other Indebtedness, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance and any interest or Make Whole Premium or other Indebtedness then due, at the Default Rate until fully paid or if

Lender has not exercised said option, for the duration of any Event of Default.

11.

Borrower agrees that if Lender accelerates the whole or any part of the principal sum hereby secured after the occurrence of an Event of Default but outside of the Open Periods, that Borrower shall pay as yield maintenance protection and not as a penalty, a "Make Whole Premium", as defined in the Note.

12.

(a)

Upon the occurrence of any Event of Default, in addition to any other rights or remedies provided in the Loan Documents, at law, in equity or otherwise, Lender shall have the right to cause the Premises or any part thereof to be sold in order to accomplish the object of these trusts and upon demand by Lender, Trustee, without demand on Borrower, shall sell the Premises or such part thereof as Trustee in its sole discretion may deem necessary to accomplish the objects of these trusts having first given notice of the time and place of such sale as required by law for the sale of real property upon execution.

(b)

Trustee may postpone such sale from time to time by giving notice of such postponement in the same manner in which any original notice of sale was given or by an announcement or proclamation made to the persons assembled at the time and place previously appointed and noticed for such sale or postponed sale, and on the date of such sale or the date to which such sale may have been postponed Trustee may sell the Premises to the highest bidder.  Lender or its agents may bid and purchase at such sale.  Trustee in conducting said sale may act either in person or through the agency of an auctioneer and may establish as one of the conditions of such sale that all bids and payments for said Premises be made in cash.

13.

Upon such sale, Trustee shall make, execute, and after due payment is made, deliver to the purchaser or purchasers a deed or deeds for the Premises or part thereof sold and shall apply the proceeds of the sale, at the election of Lender first, to all of the expenses of such sale including the reasonable expenses of this trust or the Trustee and the fees and costs of any attorneys for this trust, environmental audits, the Trustee or Lender, all of which shall accrue and become due from and after any Event of Default, together with any sums which Trustee or Lender shall have paid for procuring any abstract, certificate or report of title to the Premises and, second, to principal, interest and any other Indebtedness and all other sums or amounts due under the Note or agreed or provided to be paid by Borrower herein or in any other Loan Documents, all in such order as Lender may determine.  The remainder of such proceeds, if any, shall be paid to Borrower or Borrower's successors or assigns, as their rights may appear.

14.

In the event of such a sale of the Premises or any part thereof and the execution of a deed or deeds therefor under these trusts, any recital therein of the occurrence of an Event of Default or of the giving or recording of any notice or demand by Trustee or Lender regarding such sale shall be conclusive proof thereof, and the receipt of the purchase money recited therein shall fully discharge the purchaser from any obligation for the proper application of the proceeds of sale in accordance with these trusts.

15.

Following the occurrence of an Event of Default, unless the same has been specifically waived in writing, Borrower shall forthwith upon demand of Trustee or Lender surrender to Lender possession of the Premises, and Lender shall be entitled to take actual possession of the Premises or any part thereof personally or by its agents or attorneys, and Lender in its discretion may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Premises together with all documents, books, records, papers and accounts of the Borrower or the then owner of the Premises relating thereto, and may exclude Borrower, its agents or assigns wholly therefrom, and may as attorney-in-fact or agent of the Borrower, or in its own name as Lender and under the powers herein granted:

(a)

hold, operate, maintain, repair, rebuild, replace, alter, improve, manage or control the Premises as it deems judicious, insure and reinsure the same and any risks related to Lender's possession, operation and management thereof and receive all Rents, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the Rents, including actions for the recovery of Rent, actions in forcible detainer and actions in distress for Rents, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Borrower; and

(b)

conduct leasing activity pursuant to the provisions of the Assignment of Leases.

Neither Trustee nor Lender shall be obligated to perform or discharge, nor does either hereby undertake to perform or discharge, any obligation, duty or liability under any Lease.  Except to the extent that the same is caused solely by Lender's gross negligence or willful misconduct, should Trustee or Lender incur any liability, loss or damage under any Leases, or under or by reason of the Assignment of Leases, or in the defense of any claims or demands whatsoever which may be asserted against Lender or Trustee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements in any Lease, the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, including reasonable attorneys' fees and costs on appeal, shall be added to the Indebtedness and secured hereby.

16.

Upon the occurrence of an Event of Default, Trustee and Lender in the exercise of the rights and powers conferred upon them shall have the full power to use and apply the Rents, less costs and expenses of collection to the payment of or on account of the items listed in (a) - (c) below, at the election of Lender and in such order as Lender may determine as follows:

(a)

to the payment of (i) the expenses of operating and maintaining the Premises, including, but not limited to the cost of management, leasing (which shall include reasonable compensation to Trustee, Lender and their respective agent or agents if management and/or leasing is delegated to an agent or agents), repairing, rebuilding, replacing, altering and improving the Premises, (ii) premiums on insurance as hereinabove authorized, (iii) taxes and special assessments now due or which may hereafter become due on the Premises, and (iv) expenses of placing the Premises in such condition as will, in the sole judgment of Lender, make it readily rentable;

(b)

to the payment of any principal, interest or any other Indebtedness secured hereby or any deficiency which may result from any foreclosure sale;

(c)

to the payment of established claims for damages, if any, reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal.

The manner of the application of Rents, the reasonableness of the costs and charges to which such Rents are applied and the item or items which shall be credited thereby shall be within the sole and unlimited discretion of Lender.  To the extent that the costs and expenses in (a) and (c) above exceed the amounts collected, the excess shall be added to the Indebtedness and secured hereby.

17.

Upon the occurrence of any Event of Default, unless the same has been specifically waived in writing, Lender may apply to any court having jurisdiction for the appointment of a receiver of the Premises.  Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Borrower at the time of application for such receiver and without regard to the then value of the Premises or the adequacy of Lender's security.  Lender may be appointed as such receiver.  The receiver shall have power to collect the Rents during the pendency of any foreclosure proceedings and, in case of a sale, during the full statutory period of redemption, if any, as well as during any further times when Borrower, except for the intervention of such receiver, would be entitled to collect such Rents.  In addition, the receiver shall have all other powers which shall be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period.  The court from time to time may authorize the receiver to apply the net income in its possession at Lender's election and in such order as Lender may determine in payment in full or in part of those items listed in paragraph 16.

18.

(a)

Borrower agrees that all reasonable costs, charges and expenses, including but not limited to, reasonable attorneys' fees and costs, incurred or expended by Trustee or Lender arising out of or in connection with any action, proceeding or hearing, legal, equitable or quasi-legal, including the preparation therefor and any appeal therefrom, in any way affecting or pertaining to the Loan Documents, the Environmental Indemnity, or the Premises, shall be promptly paid by Borrower.  All such sums not promptly paid by Borrower shall bear interest at the Default Rate from the date of such advance and shall be due and payable on demand and, except for sums relating to the Environmental Indemnity, shall be added to the Indebtedness secured hereby.

(b)

Borrower hereby agrees that upon the occurrence of an Event of Default and the acceleration of the principal sum secured hereby pursuant to this Deed of Trust, to the full extent that such rights can be lawfully waived, Borrower hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any notice of acceleration, any stay, extension, exemption, homestead, marshaling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Premises prior to any sale or sales thereof under any provision of this Deed of Trust or before or after any decree, judgment or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Premises so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises, all benefit and advantage of any such laws which would otherwise be available to Borrower or any such person or entity, and agrees that neither Borrower nor any such person or entity will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to Lender herein but will permit the exercise of such remedy as though any such laws had not been enacted.  Borrower hereby further expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises any and all rights of redemption from any sale or any order or decree of foreclosure obtained pursuant to provisions of this Deed of Trust.

19.

In accordance with and subject to the terms and conditions of the Assignment of Leases, Borrower hereby assigns to Lender directly and absolutely, and not merely collaterally, the interest of Borrower as lessor under the Leases of the Premises, and the Rents payable under any Lease and/or with respect to the use of the Premises, or portion thereof, including any oil, gas or mineral lease, or any installments of money payable pursuant to any agreement or any sale of the Premises or any part thereof, subject only to a license, if any, granted by Lender to Borrower with respect thereto prior to the occurrence of an Event of Default.  Borrower has executed and delivered the Assignment of Leases which grants to Lender specific rights and remedies in respect of said Leases and governs the collection of Rents thereunder and from the use of the Premises, and such rights and remedies so granted shall be cumulative of those granted herein.

The collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice, except to the extent any such Event of Default is fully cured.  Failure or discontinuance of Lender at any time, or from time to time, to collect any such moneys shall not impair in any manner the subsequent enforcement by Lender of the right, power and authority herein conferred on Lender.  Nothing contained herein, including the exercise of any right, power or authority herein granted to Lender, shall be, or be construed to be, an affirmation by Lender of any tenancy, Lease or option, or right to possession otherwise, or an assumption of liability under, or the subordination of the lien or charge of this Deed of Trust to any such tenancy, Lease or option or right to possession otherwise.  Borrower hereby agrees that, in the event Lender exercises its rights as provided for in this paragraph or in the Assignment of Leases, Borrower waives any right to compensation for the use of Borrower's furniture, furnishings or equipment in the Premises for the period such assignment of rents or receivership is in effect, it being understood that the Rents derived from the use of any such items shall be applied to Borrower's obligations hereunder as above provided.

20.

All rights and remedies granted to Trustee or Lender in the Loan Documents shall be in addition to and not in limitation of any rights and remedies to which it is entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with applicable law or statute shall not affect any other valid right or remedy afforded to Trustee or Lender.  No waiver of any default or Event of Default under any of the Loan Documents shall at any time thereafter be held to be a waiver of any rights of the Trustee or Lender hereunder, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default.  All remedies provided for in the Loan Documents are cumulative and may, at the election of Lender, be exercised alternatively, successively or concurrently.  No act of Trustee or Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or to proceed against one portion of the Premises to the exclusion of any other portion.  Time is of the essence under this Deed of Trust and the Loan Documents.

21.

By accepting payment of any sum secured hereby after its due date, Lender does not waive its right either to require prompt payment when due of all other sums or installments so secured or to declare a default for failure to pay such other sums or installments.

22.

The usury provisions of paragraph 6 of the Note and the liability provisions of paragraph 9 of the Note are fully incorporated herein by reference as if the same were specifically stated here.

23.

In the event one or more provisions of the Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Loan Documents shall be construed as if any such provision had never been contained herein.

24.

If the payment of the Indebtedness secured hereby or of any part thereof shall be extended or varied, or if any part of the security be released, all persons now or at any time hereafter liable therefor, or interested in said Premises, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by Lender notwithstanding such variation or release.

25.

Upon payment in full of the principal sum, interest and other Indebtedness secured by the Loan Documents, these presents shall be null and void, and Trustee shall release this Deed of Trust and the lien hereof by proper instrument executed in recordable form.

26.

(a)

Borrower hereby grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to enter upon and inspect the Premises and all facilities located thereon at reasonable times.

(b)

In connection with any sale or conveyance of this Deed of Trust, Borrower grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct, at Lender's expense, a Phase I environmental audit of the Premises.

(c)

In the event there has been an Event of Default or in the event Lender has formed a reasonable belief, based on its inspection of the Premises or other factors known to it, that Hazardous Materials may be present on the Premises, then Borrower grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct environmental tests of the Premises, including without limitation, a Phase I environmental audit, subsurface testing, soil and ground water testing, and other tests which may physically invade the Premises or facilities (the "Tests").  The scope of the Tests shall be such as Lender, in its sole but reasonable discretion, determines is necessary to (i) investigate the condition of the Premises, (ii) protect the security interests created under this Deed of Trust, or (iii) determine compliance with Environmental Laws, the provisions of the Loan Documents and the Environmental Indemnity and other matters relating thereto.  Borrower shall pay the reasonable costs of the Tests and upon Borrower’s request, Lender will make available to Borrower the result of the Tests.

(d)

Provided no Event of Default has occurred, Lender will provide Borrower with reasonable notice of Lender's intent to enter, inspect and conduct the Tests provided for in this paragraph.  In addition, Lender shall conduct such inspections and Tests during normal business hours and use reasonable efforts to minimize disruption of lessees' business operations.

The foregoing licenses and authorizations are intended to be a means of protection of Lender's security interest in the Premises and not as participation in the management of the Premises.

27.

Within 15 days after any written request by any party to this Deed of Trust, the requested party shall certify, by a written statement duly acknowledged, the amount of principal, interest and other Indebtedness then owing on the Note, the terms of payment, Maturity Date and the date to which interest has been paid.  Borrower shall further certify whether any defaults, offsets or defenses exist against the Indebtedness secured hereby.

28.

(a)

Borrower shall furnish to Lender within 120 days after the end of each fiscal year of Borrower, a statement of income and expenses for Borrower’s operation of the Premises for that fiscal year, a statement of changes in financial position of Borrower relating to the Premises for that fiscal year and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Premises as of the end of that fiscal year;

(b)

Borrower shall furnish to Lender within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender’s request, a rent schedule for the Premises showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;

(c)

Borrower shall furnish to Lender within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender’s request, an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts;

(d)

upon Lender’s request, a balance sheet, a statement of income and expenses for Borrower, a statement of changes in financial position of Borrower for Borrower’s most recent fiscal year, an aged account receivables report and an annual budget; and

(e)

if required by Lender, a statement of income and expense for the Premises for the prior month or quarter.

(f)

Each of the statements, schedules and reports required by Section 28 shall be certified to be complete and accurate by an individual having authority to bind Borrower, and shall be in such form and contain such detail as Lender may reasonably required.  If an Event of Default has occurred and is continuing, Lender may require that the financial statements required by Sections 28(a), 28(b) and 28(c) be audited, but may not require that any other financial statements required by Section 28 be audited.  Certification of a statement by the chief financial officer of the entity that is the subject of the statement or, in the case of a partnership, the chief financial officer of the general partner, will be acceptable to Lender as certification by an individual having authority to bind Borrower.

29.

Each notice, consent, request, report or other communication under this Deed of Trust or any other Loan Document (each a "Notice") which any party hereto may desire or be required to give to the other shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to U.S. mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such nationally recognized overnight air courier.  All Notices shall be addressed to Borrower at its address given on the first page hereof, or to Lender at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450, Attn:  Commercial Real Estate Servicing, Loan No. 755498, or to

such other place as any party may by written notice to the other parties hereafter designate as a place for service of notice.  Borrower shall not be permitted to designate more than one place for service of Notice concurrently.

30.

Lender, from time to time, may substitute another Trustee in place of the Trustee named herein, to execute the trusts hereby created; and upon such appointment, and without conveyance to the successor trustee, the successor trustee shall be vested with all the title, interest, powers, duties and trusts in the Premises hereby vested in or conferred upon Trustee herein named.  Each such appointment and substitution shall be made by written instrument executed by the Lender containing reference to this Deed of Trust sufficient to identify it, which instrument, when recorded in the office of the County Recorder of the county or counties in which the Premises is situated, shall be conclusive proof of proper appointment of the successor trustee.  The recital or statement, in any instrument executed by Trustee in pursuance of any of said trusts, of the due authorization of any agent of the Trustee executing the same shall for all purposes be conclusive proof of such authorization.

31.

Trustee at any time, at Trustee's option, may commence and maintain suit in any court of competent jurisdiction and obtain the aid and direction of said court in the execution by it of the trusts or any of them, herein expressed or contained, and, in such suit, may obtain the orders or decrees, interlocutory or final of said court directing the execution of said trusts, and confirming and approving Trustee's acts, or any of them, or any sales or conveyances made by Trustee, and adjudging the validity thereof, and directing that the purchasers of the property sold and conveyed be let into immediate possession thereof, and providing for orders of court or other process requiring the Sheriff of the county in which said property is situated to place and maintain said purchasers in quiet and peaceable possession of the property so purchased by them, and the whole thereof.

32.

Borrower has had the opportunity to fully negotiate the terms hereof and modify the draftsmanship of the Loan Documents and the Environmental Indemnity.  Therefore, the terms of the Loan Documents and the Environmental Indemnity shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of the Loan Documents and the Environmental Indemnity against the interest of the party causing the Loan Documents and the Environmental Indemnity or any portion of it to be drafted.  Borrower is entering into the Loan Documents and the Environmental Indemnity freely and voluntarily without any duress, economic or otherwise.

33.

Borrower, forthwith upon request, at any and all times hereafter, at the expense of Borrower, will cause to be made, executed, acknowledged and delivered to Trustee, any and every deed or assurance in law which Trustee or counsel of

Trustee shall reasonably advise or require for the more sure, effectual and satisfactory granting and confirming of said Premises unto Trustee.

34.

Trustee shall not be liable or responsible for its acts or omissions hereunder, except for Trustee's own gross negligence or willful default, or be liable or responsible for any acts or omissions of any agent, attorneys or employee by him employed hereunder, if selected with reasonable care.

35.

Trustee accepts this trust when this Deed of Trust executed and acknowledged is made a public record as provided by law.  Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Borrower, Lender, or Trustee shall be a party unless brought by Trustee.

36.

This Deed of Trust and all provisions hereof shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

37.

This Deed of Trust shall be governed by, and construed in accordance with, the laws of the state of California, without regard to its conflicts of law principles.

38.

As used herein, the term "Default Rate" means a rate equal to the lesser of (i) four percent (4%) per annum above the then applicable interest rate payable under the Note or (ii) the maximum rate allowed by applicable law.

39.

BORROWER AND LENDER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTIONS BROUGHT BY BORROWER, TRUSTEE OR LENDER IN CONNECTION WITH THIS DEED OF TRUST, ANY OF THE LOAN DOCUMENTS, THE INDEBTEDNESS SECURED HEREBY, OR ANY OTHER STATEMENTS OR ACTIONS OF LENDER.

40.

This Deed of Trust and the Indebtedness secured hereby is for the sole purpose of conducting or acquiring a lawful business, professional or commercial activity or for the acquisition or management of real or personal property as a commercial investment, and all proceeds of such Indebtedness shall be used for said business or commercial investment purpose.  Such proceeds will not be used for the purchase of any security within the meaning of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System.  This is not a purchase money deed of trust where a seller is providing financing to a buyer for the payment of all or any portion of the purchase price, and the Premises secured hereby is not a residence or homestead or used for mining, grazing, agricultural, timber or farming purposes.

41.

Unless Lender shall otherwise direct in writing, Borrower shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of the Lender.  The Lender shall have the right to appear in such actions or proceedings.  Borrower shall save Lender harmless from all reasonable costs and expenses, including but not limited to, reasonable attorneys' fees and costs, and costs of a title search, continuation of abstract and preparation of survey incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Lender may be or become a party by reason hereof.  Such proceedings shall include but not be limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other action, suit, proceeding, right, motion or application wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Deed of Trust or the Loan Documents or otherwise purporting to affect the security hereof or the rights or powers of Lender.  All money paid or expended by Lender in that regard, together with interest thereon from date of such payment at the applicable interest rate shall be additional Indebtedness secured hereby and shall be immediately due and payable by Borrower without notice.

42.

Upon the occurrence of an Event of Default, unless the same has been specifically waived in writing, all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with the funds and property of Borrower, but shall be promptly paid over to Lender.

43.

If more than one, all obligations and agreements of Borrower are joint and several.

44.

This Deed of Trust may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

45.

Borrower shall pay Lender for every Lender statement furnished at Borrower's request the maximum fee allowed by law pursuant to Section 2943 of the Civil Code of California and all amendments thereto, the provisions of which are incorporated herein by reference and made a part hereof.  Such fee shall be computed as of the time said statement is furnished.

46.

Borrower hereby irrevocably authorizes Lender to apply any and all amounts received by Lender in repayment of amounts due under the Loan Documents first to amounts which are not guaranteed pursuant to the terms of any guaranty and then to amounts which are guaranteed pursuant to the terms of any guaranty.  Borrower hereby waives any and all rights it has or may have under Section 2822 of the California Civil Code which provides that if a guarantor is "liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied."

47.

Notwithstanding anything to the contrary set forth herein or in any of the Loan Documents, this Deed of Trust shall not secure the following obligations (the "Unsecured Obligations"):  (i) any obligations evidenced by or arising under the Environmental Indemnity; and (ii) any other obligations in this Deed of Trust or in any of the other Loan Documents to the extent that such other obligations relate specifically to the presence on the Premises of Hazardous Materials and are the same or have the same effect as any of the obligations evidenced by or arising under the Environmental Indemnity (excluding the cost of any Tests incurred by Lender hereunder).  Any breach or default with respect to the Unsecured Obligations after the expiration of any applicable cure periods shall constitute an Event of Default hereunder, notwithstanding the fact that such Unsecured Obligations are not secured by this Deed of Trust.

48.

Borrower desires and intends that this Deed of Trust also constitute a fixture filing between Borrower as debtor and Lender as secured party, as defined in the Uniform Commercial Code.  To this end, Borrower acknowledges that (i) this Deed of Trust covers goods which are or are to become fixtures on the Land; (ii) this financing statement is to be recorded; (iii) Borrower is the record owner of such property; and (iv) products of collateral are also covered.  No financing statement in favor of any secured party other than Lender covering the personal property described herein or any portion thereof is on file in any public office.

(Signatures on next page)

IN WITNESS WHEREOF, Borrower has caused this Deed of Trust to be duly executed and delivered as of the date first above written.

VMS NATIONAL PROPERTIES, an Illinois general partnership

By:

VMS NATIONAL RESIDENTIAL PORTFOLIO I, an Illinois limited partnership

By:

MAERIL, INC., a Delaware

                        corporation, its general partner

       By: /s/Patti K. Fielding

       Name:  Patti K. Fielding

                Title:  Executive Vice President

                           and Treasurer

By:

VMS NATIONAL RESIDENTIAL PORTFOLIO II, an Illinois limited partnership

By:

MAERIL, INC., a Delaware

                        corporation, its general partner

       By: /s/Patti K. Fielding

       Name:  Patti K. Fielding

                Title:  Executive Vice President

                           and Treasurer